Exhibit 99.1

News Release
For Immediate Release

USA Technologies Contact:	Investor Relations Contact:
George Jensen, Chairman & CEO	Marlon Nurse, Vice President
Stephen P. Herbert, President & COO	Porter, LeVay & Rose
e-mail: sherbert@usatech.com	Phone: (212) 564-4700
Phone: (800) 633-0340

USA TECHNOLOGIES, INC. REPORTS ON ITS $3 MILLION PUBLIC OFFERING

MALVERN, PA – (BUSINESS WIRE) May 7, 2010—USA Technologies, Inc. (NASDAQ: USAT & NASDAQ: USATW) - News, a leading supplier of networked devices and wireless non-cash transactions, associated financial/network services and energy management, announced today that it has received written subscription agreements from institutional investors in the amount of $1,815,003.90 and Source Capital Group, Inc., the placement agent for the offering, has informed the Company that it has received orders from its customers for an additional $663,104.70, for a total of $2,478,108.60 (82.6%) of its previously announced public offering of up to $3 million. As a result, based on the subscription agreements and the customer orders, only $521,891.40 (17.4%) remains available for sale. The Company anticipates closing the offering on or about Wednesday, May 12, 2010, subject to customary closing conditions.

USA Technologies, Inc. expects to use the net proceeds of the offering for general corporate purposes, including working capital and providing financing for the manufacture of its e-Port cashless payment products for the Jump Start Program. The offering of common stock and warrants is being offered at an offering price of $0.90.  Each warrant has a December 31, 2013 expiration date and represents the right  to purchase one share of common stock at a purchase price of $1.13 per share beginning on January 1, 2011. The warrants are anticipated to be traded on the NASDAQ Global Market under the symbol “USATZ” following the closing of the offering.

The company has engaged Source Capital Group, Inc. as placement agent for the public offering.

In addition to the public offering, the Company has filed a registration statement with the Securities and Exchange Commission for the previously announced subscription rights offering.  The Company expects to commence the subscription rights offering as soon as practicable following the completion of the public offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the public offering, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities offered in the public offering may only be offered by means of a prospectus, copies of which may be obtained from Porter LeVay & Rose, Marlon Nurse: 212-564-4700.

A registration statement related to the securities to be offered by the subscription rights offering was filed with the Securities and Exchange Commission. The registration statement has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights offering, which is expected to be commenced as soon as practicable following the effectiveness of the registration statement and completion of the public offering, will only be made by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any such securities, nor shall there be any sale of any such securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the prospectus may be obtained, when available, from Porter LeVay & Rose, Marlon Nurse: 212-564-4700.

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has been granted 76 patents and has agreements with AT&T, Visa, Compass and others. For further information on USA Technologies, please visit www.usatech.com.

Forward-looking Statements:
"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to estimate, anticipate, or control its cash and non-cash expenses, costs, or charges; the ability of the Company to obtain widespread and continued commercial acceptance of it products or services; whether the Company’s existing or anticipated customers lease or purchase e-Port devices in the future at levels currently anticipated by the Company; or whether the Company’s existing or anticipated customers participate in the Company’s Jump Start program  in the future at levels currently anticipated by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.